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                                    EXHIBIT 5


September 13, 1999

Thomas & Betts Corporation
8155 T&B Boulevard
Memphis, Tennessee 38125

Ladies and Gentlemen:

         This opinion is rendered to you in connection with the Registration Statement on Form S-3 of Thomas & Betts Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering the offering and possible future sale by certain holders of 784,156 shares of common stock of Thomas & Betts.

         I have acted as counsel to Thomas & Betts Corporation in connection with the preparation and filing of the Registration Statement. For purposes of my opinion, I have examined and relied upon such documents, records, certificates and other instruments as I have deemed necessary. I have assumed the genuineness and authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies.

         I express no opinion as to the laws of any jurisdiction other than those of the State of Tennessee and the federal laws of the United States of America.

         Based on and subject to the foregoing, I am of the opinion that:

         1. Thomas & Betts Corporation is a corporation duly organized and validly existing under the laws of the State of Tennessee.

         2. The shares of Thomas & Betts Corporation common stock have been duly authorized, and are validly issued, fully paid and non-assessable.

         I understand that this opinion is to be used in connection with Thomas & Betts' Registration Statement relating to the common stock to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I consent to the filing of this opinion as an exhibit to this Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus and in any subsequently filed prospectus supplements. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Penelope Y. Turnbow
                                       ----------------------------
                                       Penelope Y. Turnbow


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